EXHIBIT 32.1

CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Edward A. Keible, Jr., Chief Executive Officer of Endwave Corporation (the “Company”), and Julianne M. Biagini, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

     1.          The Company’s Annual Report on Form 10-K for the period ended December 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

     2.          The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of March 29, 2005.

/s/ Edward A. Keible, Jr. Edward A. Keible, Jr. Chief Executive Officer	/s/ Julianne M. Biagini Julianne M. Biagini Chief Financial Officer